NEWS RELEASE

Contact:
Tonya Chin
Investor Relations
(408) 919-8463
tonya.chin@gnss.com

Genesis Microchip Reports
Fourth Quarter and Fiscal 2007 Financial Results

Company Anticipates Moderate First Quarter Revenue Growth

SANTA CLARA, Calif., May 2, 2007 - Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image and video processing technologies for flat-panel TVs, monitors and other consumer display products, today announced its financial results for the fourth quarter and fiscal year 2007, which ended March 31, 2007.

Financial results for the fourth quarter ended March 31, 2007:

•	Total revenues were $38.6 million, compared with $51.1 million for the quarter ended December 31, 2006;

•	GAAP gross margins were 36.4 percent, compared with 40.8 percent for the quarter ended December 31, 2006;

•	Non-GAAP (1) gross margins were 37.0 percent, compared with 41.4 percent for the quarter ended December 31, 2006;

•
The Company’s GAAP net loss was $15.5 million, or $(0.42) per share, compared with a net loss of $130.4 million, or $(3.57) per share in the quarter ended December 31, 2006. The net loss in the quarter ended December 31, 2006 included charges of $101.0 million in goodwill and other intangible write-offs;

•	On a non-GAAP (1) basis, the Company recorded a net loss of $10.7 million, or $(0.29) per share, compared with a net loss of $7.7 million, or $(0.21) per share in the quarter ended December 31, 2006.

Financial results for the fiscal year ended March 31, 2007:

•	Total revenues were $214.6 million, compared to $269.5 million in the year ended March 31, 2006;

•	GAAP gross margins were 41.2 percent, compared with 43.2 percent for the year ended March 31, 2006;

•	Non-GAAP (1) gross margins were 41.8 percent, compared with 45.8 percent for the year ended March 31, 2006;

•
The Company’s GAAP net loss was $144.3 million, or $(3.95) per share, compared with net income of $18.4 million, or $0.50 per diluted share in the year ended March 31, 2006. The 2007 net loss of $144.3 million includes a $101.0 million charge for the impairment of goodwill and other intangibles;

•
On a non-GAAP (1) basis, the net loss was $8.6 million, or $(0.24) per share, compared with net income of $28.3 million, or $0.77 per diluted share in the year ended March 31, 2006. The 2007 net loss includes a $4.5 million charge for a legal settlement recorded in the quarter ended December 31, 2006.

“While our fourth quarter results were in line with our guidance, we are disappointed with our overall fiscal 2007 revenues and are continuing to invest in product development to introduce new TV solutions to the market and to ramp up our DisplayPort capabilities,” said Elie Antoun, president and CEO of Genesis Microchip. “We believe that these investments will generate tangible results in digital TV design wins and DisplayPort penetration into the monitor market within the next 12 months.”

Fourth Quarter Highlights

The Company shipped 2.7 million flat-panel TV controller units and 6.5 million LCD monitor units during the quarter. (2)

Genesis played a key role in developing version 1.1 of the DisplayPort standard, which incorporates High Bandwidth Digital Content Protection (HDCP) and was approved by the Video Electronics Standards Association (VESA) on April 2, 2007.

The Company showcased its new Chaplin products to a broad range of customers and announced its Chaplin-based platform for the China market at the 2007 CCBN in Beijing. The Company expects to begin volume shipments of Chaplin to customers by the end of the current 2008 fiscal year.

The Company closed the quarter with $188.3 million in cash and short-term investments. The Company had approximately 8.7 weeks of inventory supply at the end of the quarter. Days Sales Outstanding for the quarter were 46 days.

Business Outlook

The following are the Company’s financial targets for the quarter ending June 30, 2007:

•	Revenues to be in the range of $39 million to $44 million;

•	GAAP gross margins to be in the range of 34 percent to 36 percent and non-GAAP (1) gross margins to be in the range of 35 percent to 37 percent;

•
GAAP operating expenses to be in the range of $28 million to $29.5 million. The Company expects that non-GAAP (1) operating expenses will be lower than GAAP operating expenses because of the exclusion of charges for non-cash stock-based compensation and amortization of intangible assets which are estimated to be approximately $4 million;

•
The Company’s effective tax rate is expected to vary due to the impact of foreign exchange fluctuations, research and development tax credits, lower levels of profitability and other factors. In the near-term, the Company plans to take full valuation allowance reserves against its deferred tax assets in certain jurisdictions and therefore expects a modest amount of income tax expense of approximately $1 million per quarter over the near-term, while the Company incurs operating losses.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (706) 902-0030. A replay of the conference call will be available through May 9, 2007, and it can be heard by dialing (706) 645-9291. The replay access code is: 6120204. A live, audio web broadcast of the conference call also will be available at: http://phx.corporate-ir.net/phoenix.zhtml?c=78051&p=irol-calendar. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information
Non-GAAP gross profit, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are non-GAAP performance measures that differ from the most directly comparable GAAP (generally accepted accounting principles) terms of gross profit, gross margins, operating expenses, net income (loss) and net income (loss) per share. A schedule reconciling each of these amounts is included in the tables accompanying this press release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of certain acquired intangible assets, stock-based compensation expenses, gains on investments, impairment of goodwill and other intangible assets, as well as income tax adjustments. Included in the calculation of weighted average shares outstanding used to compute both GAAP and non-GAAP net income (loss) per share are the dilutive effects of shares issued or issuable under Genesis’s stock-based compensation programs.

The Company believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to the Company’s financial condition and results of operations. The Company further believes the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including research and development, and selling, general and administrative expenses), and that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. Genesis Microchip's management also uses these non-GAAP financial measures internally in evaluating operations and business trends, managing and benchmarking performance, and determining a portion of its internal bonus compensation. Most of the non-GAAP items are infrequent in nature and/or are non-cash expenses that are not utilized by management in evaluating the ongoing core financial operations of the Company. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

(2) TV and Monitor Units and Revenues

Some of the Company’s products are used in both TVs and LCD monitors. The estimated split between TV and LCD monitor units and revenues is based on information the Company’s customers provide to the Company.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Elie Antoun regarding digital TV design wins and DisplayPort penetration into the LCD monitor market, statements in the Fourth Quarter Highlights section regarding volume shipments of Chaplin, and statements in the Business Outlook section regarding the Company's anticipated revenues, gross margins, operating expenses, and tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the Company's ability to gain and maintain design wins with customers, make timely new product introductions, solve product quality issues, and ramp new products into production volumes; the Company’s inventory levels and inventory obsolescence, and our customers’ inventory levels of our products; the Company’s ability to attract and retain a Chief Financial Officer; the Company’s ability to maintain internal controls over financial reporting and to timely file its SEC filings; the growth rate of the digital and flat-panel TV market, and the market for DisplayPort products in the LCD monitor market, as well as the Company’s customers’ share of those markets; timing of receipt of royalty payments from the Company’s licensees; changes in expected product mix and product pricing; changes in expected product costs and manufacturing yields; unexpected manufacturing capacity constraints; the Company’s ability to reduce its operating expenses; availability of other display components; foreign exchange fluctuations, research and development tax credits and other factors that impact tax rates; the impact of fluctuations in the Company’s stock price on its stock-based compensation expense; and other risk factors set forth in the Company's SEC reports, including but not limited to its report on Form 10-K for the fiscal year ended March 31, 2006 and its Form 10-Q for the quarter ended December 31, 2006. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image and video processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. Genesis is also the primary driver of the DisplayPort digital interface standard which enables a common, open source, royalty-free, scalable interface between any flat-panel display and video or data source. In addition to DisplayPort, the Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Europe, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Financial statements attached:
-- Consolidated Statements of Operations
-- Consolidated Balance Sheets
-- Reconciliation of GAAP to Non-GAAP Results

GENESIS MICROCHIP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended		Year ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006

Revenues	$38,592	$60,862	$214,617	$269,506
Cost of revenues (1)(2)	24,555	35,684	126,281	153,039
Gross profit	14,037	25,178	88,336	116,467
Gross profit %	36.4%	41.4%	41.2%	43.2%
Operating expenses:
Research and development (3)(5)	16,558	13,655	64,497	48,700
Selling, general and administrative (4)	15,301	13,658	65,223	48,698
Impairment of goodwill and intangible assets	-	-	101,001	-
Total operating expenses	31,859	27,313	230,721	97,398
Income (loss) from operations	(17,822)	(2,135)	(142,385)	19,069
Interest and other income:
Interest income	2,342	1,907	9,042	5,403
Other income (6)	-	-	3,217	-
Interest and other income	2,342	1,907	12,259	5,403
Income (loss) before income taxes	(15,480)	(228)	(130,126)	24,472
Provision for (recovery of) income taxes (7)	(28)	89	14,215	6,082
Net income (loss)	(15,452)	$(317)	$(144,341)	$18,390

Earnings (loss) per share:
Basic	$(0.42)	$(0.01)	$(3.95)	$0.53
Diluted	$(0.42)	$(0.01)	$(3.95)	$0.50

Weighted average number of common shares outstanding:
Basic	37,030	35,760	36,514	34,909
Diluted	37,030	35,760	36,514	36,877

(1) Amount includes amortization of acquired developed product technology	$-	$1,060	$-	$6,835
(2) Amount includes stock-based compensation	$250	$36	$1,338	$63
(3) Amount includes stock-based compensation	$2,144	$168	$8,454	$421
(4) Amount includes stock-based compensation	$2,221	$205	$9,790	$577
(5) Amount includes amortization of acquired intangibles	$135	$622	$1,552	$2,809
(6) Gain on sale of investment	$-	$-	$3,217	$-
(7) Amount includes deferred income tax asset valuation allowance in a certain jurisdiction	$-	$-	$16,778	$-

GENESIS MICROCHIP INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2007	December 31, 2006	March 31, 2006
ASSETS

Current assets:
Cash and cash equivalents	$123,701	$139,798	$154,630
Short-term investments	64,549	53,879	30,749
Accounts receivable trade, net	19,455	28,549	36,184
Inventories	16,424	17,968	17,175
Prepaids and other	6,324	6,957	6,034
Total current assets	230,453	247,151	244,772
Property and equipment, net	16,238	15,305	16,459
Intangible assets, net	5,006	4,654	9,055
Goodwill	84,405	84,405	181,981
Deferred income taxes	252	-	11,151
Other long-term assets	15,360	15,853	16,259
Total assets	$351,714	$367,368	$479,677

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,759	$7,260	$14,911
Accrued liabilities	14,888	22,690	21,778
Income taxes payable	6,698	6,357	3,565
Total current liabilities	28,345	36,307	40,254
Stockholders' equity:
Common stock	37	37	36
Additional paid-in capital	465,744	457,984	441,197
Treasury shares	(833)	(833)	-
Cumulative other comprehensive loss	(94)	(94)	(94)
Deferred stock-based compensation	-	-	(4,572)
Retained Earnings (deficit)	(141,485)	(126,033)	2,856
Total stockholders' equity	323,369	331,061	439,423
Total liabilities and stockholders' equity	$351,714	$367,368	$479,677

GENESIS MICROCHIP INC.
Reconciliation of GAAP to Non-GAAP Results
(unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	March 31, 2007	March 31, 2006	December 31, 2006	March 31, 2007	March 31, 2006

GAAP gross profit	$14,037	$25,178	$20,856	$88,336	$116,467
Amortization of certain intangible assets (a)	-	1,060	-	-	6,835
Stock-based compensation included in cost of revenues (b)	250	36	289	1,338	63
Non-GAAP gross profit	$14,287	$26,274	$21,145	$89,674	$123,365

GAAP gross profit %	36.4%	41.4%	40.8%	41.2%	43.2%
Amortization of certain intangible assets and stock based compensation included in cost of revenues (a & b)	0.6%	1.8%	0.6%	0.6%	2.6%
Non-GAAP gross profit %	37.0%	43.2%	41.4%	41.8%	45.8%

Total GAAP operating expenses	$31,859	$27,313	$136,408	$230,721	$97,398
Amortization of certain intangible assets included in research and development costs (a)	135	622	428	1,552	2,809
Stock-based compensation included in research and development costs (b)	2,144	168	1,952	8,454	421
Stock-based compensation included in selling, general and administrative costs (b)	2,221	205	2,267	9,790	577
Impairment of goodwill and intangible assets (e)	-	-	101,001	101,001	-
Total Non-GAAP operating expenses	$27,359	$26,318	$30,760	$109,924	$93,591

GAAP net income (loss)	$(15,452)	$(317)	$(130,437)	$(144,341)	$18,390
Stock-based compensation and intangible amortization expense adjustments (a & b)	4,750	2,091	4,936	21,134	10,705
Income tax effect of stock-based compensation and intangible amortization adjustments (c)	-	(172)	-	-	(767)
Impairment of goodwill and intangible assets (e)	-	-	101,001	101,001	-
Deferred income tax asset valuation allowance (f)	-	-	16,778	16,778	-
Gain on sale of investment (d)	-	-	-	(3,217)	-
Non-GAAP net income (loss)	$(10,702)	$1,602	$(7,722)	$(8,645)	$28,328

GAAP basic earnings (loss) per share	$(0.42)	$(0.01)	$(3.57)	$(3.95)	$0.53
Adjustments for stock-based compensation, intangible amortization, impairment of goodwill and intangible assets, gain on sale of investment and income tax described above (a,b,c,d,e & f)	$0.13	$0.05	$3.36	$3.71	$0.28
Non-GAAP basic earnings (loss) per share	$(0.29)	$0.04	$(0.21)	$(0.24)	$0.81

GAAP diluted earnings (loss) per share	$(0.42)	$(0.01)	$(3.57)	$(3.95)	$0.50
Adjustments for stock-based compensation, intangible amortization, impairment of goodwill and intangible assets, gain on sale of investment and income tax described above (a,b,c,d,e & f)	$0.13	$0.05	$3.36	$3.71	$0.27
Non-GAAP diluted earnings (loss) per share	$(0.29)	$0.04	$(0.21)	$(0.24)	$0.77

(a) Amortization of certain intangible assets are primarily a result of the Company's previous business combinations and acquisitions. Such amortization does not impact the Company's cash flows and is excluded by management when evaluating its core operating results.

(b) Stock-based compensation charges are recorded in accordance with the Company's adoption of SFAS 123R beginning in the quarter ended June 30, 2006. Additionally, prior quarters' results included other stock-based compensation charges. Due to the nature of the variables that impact the Company's valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company's core operating results.

(c) The tax impact of adjusting for items noted in this section in arriving at the non-GAAP measures have been reflected in the attached reconciliation in order to provide users with a non-GAAP net income and non-GAAP net income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company's previous business combinations and/or do not impact the Company's cash flows.

(d) The gain on the sale of investment in the quarter ended June 30, 2006 is a non-recurring item outside of the ordinary course of business.

(e) The company performed an analysis on the recovery of acquired intangible assets and goodwill during the quarter ended December 31, 2006. As a result, the company recorded a $97.6 million charge for the impairment of goodwill and a $3.4 million charge for the impairment of acquired intangibles. These charges have been excluded because they are non-recurring items that are outside the ordinary course of business.

(f) The Company undertook a review of its deferred tax assets in the quarter ended December 31, 2006 in accordance with FASB Statement 109, Accounting for Income Taxes. The Company concluded that given the weaknesses in the current environment, it was appropriate to establish a full valuation allowance on its Canadian future tax benefits until it can demonstrate a sustained level of profitability. As a result, the Company recorded a $16.8 million charge to its tax provision to increase its valuation allowance for deferred tax assets. This charge is excluded because it is a non-recurring, non-cash item that is outside the ordinary course of business.